Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Probe Manufacturing, Inc., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report for the Nine months ended September 30, 2007 (the "Form 10-QSB") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 13, 2007

/s/  Reza Zarif

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Reza Zarif

Chief  Executive  Officer

Director

Date:  November 13, 2007

/s/  John Bennett

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John Bennett

Chief  Financial  Officer